Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 59 to Registration Statement No. 2-75677 of Westcore Trust on Form N-1A of our report dated July 15, 2005 for Westcore Trust (including Westcore MIDCO Growth Fund, Westcore Growth Fund, Westcore Select Fund, Westcore International Frontier Fund, Westcore Blue Chip Fund, Westcore Mid-Cap Value Fund (formerly Westcore Mid-Cap Opportunity Fund), Westcore Small-Cap Opportunity Fund, Westcore Small-Cap Value Fund, Westcore Flexible Income Fund, Westcore Plus Bond Fund, and the Westcore Colorado Tax-Exempt Fund), appearing in the Annual Report to Stockholders of the Westcore Trust for the year ended May 31, 2005 in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Auditors and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

Denver, Colorado
September 28, 2005